UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

REMEDENT, INC.

(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

(a)       On June 3, 2009, Remedent, Inc., a Nevada corporation (“Remedent, Inc.”), and its wholly-owned subsidiary, Remedent N.V., a corporation formed under the laws of Belgium (“Remedent N.V.”) (Remedent, Inc. and Remedent NV collectively referred to herein as the “Company”), entered into an Amended and Restated Distribution, License and Manufacturing Agreement (“Amended Agreement”) with Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”), pursuant to which certain provisions of a certain Distribution, License and Manufacturing Agreement previously entered into by the Company and Den-Mat on August 24, 2008 (the “Original Agreement”) were amended and restated. The Original Agreement is described in and was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 28, 2008.

Under the terms of the Original and Amended Agreements, Den-Mat is appointed to be the sole and exclusive distributor to market, license and sell certain products relating to the Company’s GlamSmile tray technology, including, but not limited to, its GlamSmile veneer products and other related veneer products (the “Products”), throughout the world, with the exception of Australia, Austria, Belgium, Brazil, France (including Dom-Tom), Germany, Italy, New Zealand, Oman, Poland, Qatar, Saudi Arabia, Singapore, Switzerland, Thailand, and United Arab Emirates (collectively the “Excluded Markets”) and the China Market (the “Territory”). The Amended Agreement modifies and clarifies certain terms and provisions which among other things includes: (1) the expansion of the list of Excluded Markets to include Spain, Japan, Portugal, South Korea and South Africa for a period of time; (2) clarification that Den-Mat’s distribution and license rights are non-exclusive to market, sell and distribute the Products directly to consumers through retail locations (“B2C Market”) in the Territory and an undertaking to form a separate subsidiary to and to issue warrants to Den-Mat in the subsidiary in the event that the Company decides to commercially exploit the B2C Market in North America after January 1, 2010; (3) subject to certain exceptions, a commitment from the Company to use Den-Mat as its supplier to purchase all of its, and its licensee’s, GlamSmile products in the B2C Market from Den-Mat, with reciprocal commitment from Den-Mat to sell such products; (4) modification of certain defined terms such as “Guaranty Period,” “Exclusivity Period” and addition of the term “Contract Period”; and (5) acknowledgment that the Guaranty Period has commenced as of April 1, 2009, all as such terms are more specifically detailed in the Amended Agreement.

More specifically, under the Amended Agreement, the “Guaranty Period” (as defined therein) is no longer a three year period but has been changed to the first three “Contract Periods”. The first Contract Period commences on the first day of the Guaranty Period (which the Parties agreed has commenced as of April 1, 2009), and continues for fifteen (15) months or such longer period that would be necessary in order for Den-Mat to purchase a certain minimum number of Units/Teeth as agreed upon in the Amended Agreement (“Minimum Purchase Requirement”) in the event that the Company’s manufacturing capacity falls below a certain threshold. The second and each subsequent GlamSmile Contract Period begins on the next day following the end of the preceding “Contract Period” and continues until for twelve (12) or such longer period that would be necessary in order for Den-Mat to meet its Minimum Purchase Requirement in the event that the Company’s manufacturing capacity falls below a certain threshold

(b)       On June 3, 2009, the Company entered into the First Fit-Crown Distribution and License Agreement (the “First Fit Distribution Agreement”) with Den-Mat. Under the terms of the First Fit Distribution Agreement, the Company appointed Den-Mat to be the its sole and exclusive distributor to market, license and sell certain products relating to the Company’s proprietary First Fit technology (the “First Fit Products”), in the United States, Canada and Mexico (the “First Fit Territory”). In connection therewith, the Company also granted Den-Mat certain non-exclusive rights to manufacture and produce the First Fit Products in the First-Fit Territory; and a sole and exclusive transferable and sublicensable right and license to use the Company’s intellectual property rights relating to the First Fit Products to perform its obligations as a distributor (provided the Company retains the right to use and license related intellectual property in connection with the manufacture of the First Fit Products for sale outside of the First Fit Territory), as the terms and transactions are further detailed in the First Fit Distribution Agreement. The consummation of the transactions described herein and contemplated in the First Fit Distribution Agreement are subject to certain closing conditions which includes, in addition to customary closing conditions: the completion of Den-Mat’s due diligence with respect to the First Fit Products to its satisfaction; execution and delivery of Non-Competition Agreements by Guy De Vreese and Evelyne Jacquemyns; and the delivery of the Development Payment and first installment of the License Payment (the “Development Payment” and License Payment” are defined below). The First Fit Distribution Agreement provides that the consummation of the transactions contemplated therein will occur upon the performance or waiver of such closing conditions.

Under the First Fit Distribution Agreement, the Company granted such distribution rights, licensing rights and manufacturing rights, in consideration for the following: (i) a non-refundable development fee of Four Hundred Thousand Dollars ($400,000) (the “Development Payment”) payable in two installments as follows: (a) Fifty Thousand Dollars ($50,000) within seven (7) days after the effective date of the First Fit Distribution Agreement (the “Effective Date”), and (b) Three Hundred Fifty Thousand Dollars ($350,000) within twenty one (21) days after the Effective Date; (ii) a non-refundable license fee of Six Hundred Thousand Dollars ($600,000) payable in three (3) equal installments of $200,000 each, with the first installment payable on the closing date contemplated in the First Fit Distribution Agreement (the “Closing Date”), and with the second and third installments payable on the 30th and 60th day, respectively, after the Closing Date; (iii) certain royalty payments based on the sales of the First Fit Products by Den-Mat or its sublicensees; and (iv) certain minimum royalty payment to maintain exclusivity, as such terms are more particularly described in the First Fit Distribution Agreement.

Den-Mat’s rights as an exclusive distributor and licensee continue at least through the first Contract Period (which is defined below) and continues until the termination of the First Fit Distribution Agreement. Den-Mat’s exclusivity ends at the end of any Contract Period in which Den-Mat fails to make certain minimum royalty payments. In the event that such exclusivity is terminated, Den-Mat has the option to either terminate the First Fit Distribution Agreement upon ninety (90) days written notice, or become a non-exclusive distributor and licensee, in which event Den-Mat’s obligation to pay certain agreed upon royalties would continue. “Contract Period” means the following periods: (A) the first eighteen (18) months beginning on the first day of the month following the month in which the Closing occurs, provided that if Den-Mat is not fully operational within sixty (60) days after the Closing Date, the first Contract Period will be extended by one day for each day after the 60th day until Den-Mat becomes fully operational; (B) the subsequent twelve (12) months; and (C) each subsequent twelve (12) month period thereafter, in each case during which the First Fit Distribution Agreement is in effect.

Except as otherwise described in this Item, there are no other material relationship between the Company and Den-Mat.

The foregoing descriptions of the Amended and Restated Distribution, License and Manufacturing Agreement and the First Fit-Crown Distribution and License Agreement, are not complete and are qualified in their entirety by reference to the respective agreements, copies of which will be filed as exhibits to Form 10-K for the period ended March 31, 2009, by Remedent, Inc.

Item 7.01	Regulation FD Disclosure.

On June 9, 2009, Remedent, Inc. issued a press release announcing First Fit, a patent-pending system for the creation and placement of dental bridges and crowns. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On June 9, 2009, Remedent, Inc. also issued a press release announcing the First Fit Distribution Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information, including Exhibits 99.1 and 99.2 furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated June 9, 2009 announcing First Fit
99.2	Press Release dated June 9, 2009 announcing First Fit Distribution and License Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC.,
a Nevada corporation

Dated:	June 9, 2009	By: /s/ Stephen Ross
Stephen Ross
Chief Financial Officer